Exhibit 99.1

BakBone Corporate Contact:	BakBone Media Contact:
Jennifer Trager	Amber Winans
858-795-7525	858-795-7584
jennifer.trager@bakbone.com	amber.winans@bakbone.com

FOR IMMEDIATE RELEASE

BakBone Software Announces Unaudited Second Quarter

Fiscal Year 2009 Worldwide Bookings and Cash Balance

SAN DIEGO, Calif. — November 11, 2008 — BakBone Software, Incorporated (Pink Sheets: BKBO), a global provider of heterogeneous integrated data protection solutions, reported today its worldwide bookings* and cash position for its second quarter of fiscal year 2009.

For the second quarter of fiscal year 2009 ended September 30, 2008, total worldwide bookings were $14 million from the sale of software licenses and maintenance contracts. This represents a decrease of approximately two percent from bookings of $14.2 million as reported for the first quarter of fiscal year 2009 and approximately a four percent increase from $13.5 million for the second quarter in fiscal year 2008.

BakBone’s total cash balance as of September 30, 2008 was $8.5 million as compared to $10 million as of June 30, 2008. In connection with the completion and filing of the 2004 through 2006 audited financial statements in the quarter, the Company paid significant professional services fees that contributed to the decline in the cash balance at September 30, 2008.

Cost Reduction Initiatives

On Friday, November 7th, 2008, BakBone implemented cost reduction initiatives that included a reduction in headcount. BakBone reduced its global employee base by 12% and has implemented additional cost-cutting measures in order to reduce operating costs.

“In light of the current global economic environment, we believe that BakBone must carefully manage its cash flow,” said Jim Johnson, chief executive officer, BakBone. “We intend to face future challenges with a proactive approach that should retain the core integrity of BakBone.”

*	Bookings, which is not a GAAP metric, represent the total value of contracts signed or orders received during the period. The revenue associated with bookings will be recognized in accordance with BakBone’s revenue recognition practices. The Company utilizes bookings information to manage operations, but it is not intended to replace GAAP accounting.

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Conference Call Information

The company has scheduled a conference call for today at 2:00 p.m. PST to discuss the results. The call will be hosted by Jim Johnson, CEO of BakBone Software and Steve Martin, CFO.

This call will be webcast and can be accessed at www.bakbone.com by clicking on “Company Info” and then “Investor Relations.” The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

About BakBone Software

BakBone is committed to making data protection a simple, straightforward process while delivering its Integrated Data Protection (IDP) strategy through an award-winning product suite. This suite provides unprecedented capabilities not only to protect critical data – but more importantly, to ensure the availability of that data as well. BakBone’s products offer a single point of control for managing resources across all platforms, providing improved operational efficiency, reduced system downtime, improved availability and enhanced security to support the business growth of enterprise environments. Thousands of users worldwide leverage BakBone’s IDP approach to simplify the management of multi-platform environments with a portfolio of backup, disaster recovery, replication and storage reporting solutions for Linux, Windows, Unix and Mac OS environments. These scalable data protection solutions address the demands of Global 5000 organizations and are distributed through a worldwide network of select OEM partners, strategic partners, resellers and solution providers. BakBone is headquartered in San Diego, Calif. For more information about BakBone, visit www.bakbone.com or email info@bakbone.com.

Safe Harbor

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors, which, if they do not materialize or prove correct, could cause BakBone’s results to differ materially from historical results, or those expressed or implied by such forward-looking statements. These forward-looking statements are based on the Company’s current estimates and expectations and inherently involve significant risks and uncertainties. The Company’s actual financial results could differ materially from those anticipated in such forward-looking statements as a result of those risks and uncertainties, which include, without limitation: the risk that the Company’s restructuring costs may be greater than anticipated; risks that the anticipated cost savings will not be achieved; risks that the workforce reduction and expense reductions may have an adverse impact on the Company’s business or operations; BakBone’s ongoing review of its financial statements and efforts to become current in its reporting with the Securities and Exchange Commission and the Canadian Securities Administrators; competition in our target markets; potential capital needs; management of future growth and expansion; the development, implementation and execution of the Company’s Integrated Data Protection (IDP) strategic vision; risk of third-party claims of infringement; protection of proprietary information; customer acceptance of the Company’s existing and newly introduced products and fee structures; and the success of BakBone’s brand development efforts; risks associated with strategic alliances; reliance on distribution channels; product concentration; need to develop new and enhanced products; potential product defects; our ability to hire and retain qualified employees and key management personnel; and risks associated with changes in domestic and international market conditions and the entry into and development of international markets for the Company’s products. Our forward-looking statements should be considered in the context of these and other risk factors disclosed in our most recent report filed with the Securities and Exchange Commission, which may be found at www.sec.gov, as well as those risk factors disclosed in our current report filed with the Canadian Securities Administrators, which is available on SEDAR at www.sedar.com. All future written and oral forward-looking statements made by us or on our behalf are also subject to these factors. BakBone assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made, other than as required under applicable securities laws.

The common shares of BakBone Software are currently subject to cease trade orders in the Canadian jurisdictions of Alberta, British Columbia and Ontario due to delays in the filing of the Company’s financial statements. Although these cease trade orders do not prevent investors, who are not resident in or otherwise subject to the laws of Alberta, British Columbia or Ontario, from trading the common shares of BakBone on the Pink Sheets in the United States, investors are encouraged to obtain legal advice to ensure that these trades are not violating the cease trade orders. BakBone continues to work to resolve all outstanding issues which have prevented filing of its financial statements, however an exact date for filing of these financial statements cannot be determined at this time.

BakBone®, BakBone Software®, NetVault®, Application Plugin Module™, BakBone logo®, Integrated Data Protection™, Redefining Data Protection™, Constant Data™, Constant Data logo™, Constant Replicator™, OnDemand Replicator™, and Constant HA Cluster™, are all trademarks or registered trademarks of BakBone Software, Inc., in the United States and/or in other countries. All other brands, products or service names are or may be trademarks, registered trademarks or service marks of, and used to identify, products or services of their respective owners.